                                                                    EXHIBIT 10.2


                                             This instrument prepared by:

                                                  Charles A. Sweet
                                                  Williams & Connolly
                                                  725 Twelfth St., N.W.
                                                  Washington, DC 20005

--------------------------------------------------------------------------------





                          AUTO LEASE FINANCE L.P.,


                                  VT INC.,
                        AS TRUSTEE OF WORLD OMNI LT,

                                     AND


                      FOR CERTAIN LIMITED PURPOSES ONLY


                       FIRST BANK NATIONAL ASSOCIATION
               (SUCCESSOR TRUSTEE TO BANK OF AMERICA ILLINOIS)




                            SUPPLEMENT 1997-A TO
                               TRUST AGREEMENT



                          DATED AS OF APRIL 1, 1997





--------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

PART X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 10.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Accountant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Additional Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Administrative Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         ALFI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         ALFI LP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Amortization Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Backup Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Bankrupt Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Capped Contingent and Excess Liability Premiums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Capped Origination Trust Administrative Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Charged-off Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Collection Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Contingent and Excess Liability Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Contract Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Credit and Collection Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Defaulted Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Delinquent Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Deposit Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Discounted Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Discounted Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Early Termination Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Eligible Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Eligible Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Extension Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         First Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Grantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Initial Grantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Initial Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Insurance Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Interest Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Lease Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Liquidation Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


         Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Matured Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Matured Leased Vehicle Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Matured Leased Vehicle Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Matured Leased Vehicle Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Matured Vehicle  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Monthly Lease Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Net Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Net Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Net Matured Leased Vehicle Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Net Repossessed Vehicle Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A Leased Vehicle  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A SUBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A SUBI Asset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A SUBI Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A SUBI Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1997-A SUBI Lease Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1997-A SUBI Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         99.8% 1997-A SUBI Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         0.2% 1997-A SUBI Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Obligee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Obligor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Outstanding Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Payment Ahead  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Permitted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Principal Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Repossessed Vehicle Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Repossessed Vehicle Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Residual Value Surplus Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Securitization Trust Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Securitization Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Servicer Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Servicing Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SUBI Certificate Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Subsequent Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Unallocated Principal Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Undistributed Transferor Excess Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


         WOFCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 10.02.  Rights in Respect of 1997-A SUBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

PART XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

CREATION OF 1997-A SUBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 11.01. Initial Creation of 1997-A SUBI
                        Portfolio and 1997-A SUBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 11.02. Subsequent Additions to 1997-A SUBI Portfolio . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 11.03. Issuance and Form of 1997-A SUBI Certificates . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 11.04. Actions and Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 11.05. Termination of 1997-A SUBI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 11.06. Merger or Consolidation of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 11.07. Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 11.08. Other SUBIs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 11.09. Retained SUBI Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 11.10. Minimum Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

PART XII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SUBI ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         Section 12.01. 1997-A SUBI Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 12.02. SUBI Lease Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 12.03. Residual Value Surplus Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.04. Servicer Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

PART XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         Section 13.01. Amendment, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 13.02. Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 13.03. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 13.04. Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 13.05. Effect of Supplement on Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

EXHIBITS:

EXHIBIT A - Schedule of 1997-A Leases and 1997-A Leased
            Vehicles as of the Initial Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

EXHIBIT B - Form of 1997-A SUBI Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

EXHIBIT C - Forms of 1997-A Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1

EXHIBIT D - Current Credit and Collection Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1


                             SUPPLEMENT 1997-A TO
                               TRUST AGREEMENT

         SUPPLEMENT 1997-A TO TRUST AGREEMENT (the "Supplement"), dated and effective as of April 1, 1997, among AUTO LEASE FINANCE L.P., a Delaware limited partnership ("ALFI LP" or, in its capacity as grantor, the "Grantor" and in its capacity as beneficiary, the "Beneficiary"), VT INC., an Alabama corporation, as trustee (in such capacity, together with any successor or permitted assign, the "Trustee"), and for certain limited purposes only, FIRST BANK NATIONAL ASSOCIATION, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation) (together with any successor, "First Bank").

                                   RECITALS

                 A. The Grantor, the Trustee and First Bank have entered into that certain Second Amended and Restated Trust Agreement dated as of July 1, 1994 (amending and restating that certain original Trust Agreement among Auto Lease Finance, Inc., a Delaware corporation ("ALFI" or, in its capacity as initial grantor, the "Initial Grantor"), the Trustee and First Bank dated as of November 1, 1993, and that certain Amended and Restated Trust Agreement dated as of June 1, 1994 among the Initial Grantor, the Grantor, the Trustee and First Bank), as amended by that certain Amendment No. 1 to Second Amended and Restated Trust Agreement dated as of November 1, 1994 among the same parties (as so amended and restated, and as it may be further amended, supplemented or modified, the "Trust Agreement"), pursuant to which the Initial Grantor and the Trustee formed World Omni LT, an Alabama trust (the "Trust"), for the purpose of taking assignments and conveyances of, holding in trust and dealing in, various Trust Assets (as defined in the Trust Agreement) in accordance with the Trust Agreement. The Initial Grantor and World Omni Financial Corp. ("WOFCO"), the sole parent of ALFI, have entered into that certain Limited Partnership Agreement dated as of June 1, 1994, as amended and restated by that certain Amended and Restated Limited Partnership Agreement dated as of July 1, 1994, pursuant to which the Grantor was created and ALFI contributed to the Grantor all of its right, title and interest in and to the Trust both as Initial Grantor and as the Initial Beneficiary thereof.

                 B. The Trustee, on behalf of the Trust, and WOFCO (in its capacity as servicer, the "Servicer") also have entered into that certain Second Amended and Restated Servicing Agreement dated as of July 1, 1994 (the "Servicing Agreement"), amending and restating that certain original Servicing Agreement dated as of November 1, 1993, and that certain Amended and Restated Servicing Agreement dated as of June 1, 1994, which provides, among other things, for the servicing of the Trust Assets by the Servicer.

                 C. The Trust Agreement contemplates that, from time to time the Trustee, on behalf of the Trust and at the direction of the Beneficiary, will identify and allocate on the Trust's books and records certain Trust Assets within a separate SUBI Portfolio (as defined in the Trust Agreement) and create and issue to the Beneficiary a separate special unit of beneficial interest in the Trust or "SUBI" (as defined in the Trust Agreement), whose beneficiaries generally will be entitled to the net cash flow arising from, but only from, the related SUBI Portfolio (as defined in the Trust Agreement), all as set forth in the Trust Agreement.

                 D. The parties hereto desire to supplement the terms of the Trust Agreement to cause the Trustee to identify and allocate such a SUBI Portfolio (the "1997-A SUBI Portfolio") and to create and issue to the Beneficiary two (2) SUBI Certificates (as defined in the Trust Agreement) (such SUBI Certificates, together with any replacements thereof, the "1997-A SUBI Certificates") that, collectively, evidence the entire beneficial interest in the related SUBI (the "1997-A SUBI"), and to set forth the terms and conditions thereof.

                 E. Concurrently herewith, the Beneficiary and World Omni Lease Securitization L.P. (the "Transferor") are entering into that certain SUBI Certificate Purchase and Sale Agreement dated as of April 1, 1997 (the "SUBI Certificate Agreement"), pursuant to which the Beneficiary will sell to the Transferor, without recourse, all of the Beneficiary's right, title and interest in and to the 1997-A SUBI and the 1997-A SUBI Certificates, all moneys due thereon and paid thereon or in respect thereof and the right to realize on any property that may be deemed to secure the 1997-A SUBI, and all proceeds thereof, all in consideration of the cash payment to the Beneficiary of an amount equal to the Aggregate Net Investment Value (as defined in the Securitization Trust Agreement, as defined below) of the 1997-A SUBI Portfolio as of the Initial Cutoff Date (as defined below).

                 F. Also concurrently herewith, and as contemplated by the Servicing Agreement and the Trust Agreement, the Transferor and First Bank, as trustee (the "Securitization Trustee"), are entering into that certain Securitization Trust Agreement dated as of April 1, 1997 (the "Securitization Trust Agreement"), pursuant to which a SUBI Certificate (as defined in the Trust Agreement) representing a 99.8% beneficial interest in the 1997-A SUBI (the "99.8% 1997-A SUBI Certificate") will be transferred to the Securitization Trustee, in that capacity, in connection with a Securitized Financing (as defined in the

Trust Agreement) by the Transferor, but the SUBI Certificate representing a 0.2% beneficial interest in the 1997-A SUBI (the "0.2% 1997-A SUBI Certificate") will be retained by the Transferor and not used in connection with a Securitized Financing.

                 G. Also concurrently herewith, the Trustee, on behalf of the Trust, and the Servicer also are entering into that certain Supplement 1997-A to Servicing Agreement dated as of April 1, 1997 (the "Servicing Supplement") pursuant to which, among other things, the terms of the Servicing Agreement will be supplemented insofar as they apply to the 1997-A SUBI Portfolio, providing for further specific servicing obligations that will benefit the holders of the 1997-A SUBI Certificates and the parties to the Securitized Financing (as defined in the Trust Agreement) contemplated by the Securitization Trust Agreement.

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Trust Agreement, the parties hereto agree to the following supplemental obligations and provisions with regard to the 1997-A SUBI Portfolio:

                                    PART X
                                 DEFINITIONS

                 SECTION 10.01.  DEFINITIONS.

                 For all purposes of this Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Trust Agreement, (b) the capitalized terms expressly defined in this Supplement have the meanings assigned to them in this Supplement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Supplement as a whole and not to any particular article or section within this Supplement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

                 "Accountant" means a Person qualified to pass upon accounting questions, whether or not (unless herein required to be Independent) such person shall be an officer or employee of the Grantor, the Trust or the Transferor or of an Affiliate thereof.

                 "Additional Loss Amount" means, with respect to any Collection Period, all payments (including any indemnification or reimbursement of the Trustee or any Trust Agent) with respect to Claims by Persons other than the Trustee, the Trust Agent, the Servicer, the Securitization Trustee, the Certificateholders, and any other beneficiary of the Trust against or with respect to the 1997-A SUBI Assets paid during that Collection Period, including reasonable fees and expenses of attorneys incurred in defending or settling such Claims, all as allocated by the Trustee pursuant to Section 7.01(c) of the Trust Agreement, and the amount of reserves for future possible such payments that the Servicer, on behalf of the Trustee, deems advisable (after consultation with Independent Accountants) to retain in the 1997-A SUBI Collection Account out of moneys that otherwise would constitute Collections for that Collection Period.

                 "Administrative Expense" means any reasonable administrative cost or expense associated with the Trust, including reasonable fees and expenses of attorneys and accountants (other than such fees and expenses as constitute an Additional Loss Amount).

                 "Advance" means those advances required or permitted to be made by the Servicer pursuant to Section 9.04 of the Servicing Supplement.

                 "ALFI" has the meaning set forth in Recital A.

                 "ALFI LP" has the meaning set forth in the Preamble.

                 "Amortization Period" has the meaning set forth in the Securitization Trust Agreement.

                 "Backup Security Agreement" means that certain Backup Security Agreement dated as of April 1, 1997, among WOFCO, the Grantor, the Trustee on behalf of the Trust, the Transferor, and the Securitization Trustee on behalf of the Securitization Trust.

                 "Bankrupt Lease" means a Lease as to which a voluntary or involuntary case has commenced against the related Obligor under the federal bankruptcy laws, as now or hereafter in effect, or under another present or future federal or State bankruptcy, insolvency or similar laws, after the date of origination of the related Lease.

                 "Beneficiary" has the meaning set forth in the Preamble.

                 "Capped Contingent and Excess Liability Premiums" means, as of any Deposit Date, an amount sufficient to pay the premiums then due on the portion of any Contingent and Excess Liability Insurance Policies allocable to the 1997-A SUBI Portfolio, provided, however, that to the extent that the portion of such amount allocable to the 99.8% 1997-A SUBI Certificate, together with all such portions since the beginning of the calendar year, exceeds $__________, such portion shall not constitute a Capped Contingent and Excess Liability Premium but instead shall constitute an "Uncapped Administrative Expense" (as defined in the Securitization Trust Agreement).

                 "Capped Origination Trust Administrative Expenses" means, as of any Deposit Date, Administrative Expenses with respect to the Trust due on or before such Deposit Date as are allocable to the 1997-A SUBI Portfolio, but specifically not including any premiums on any portion of the Contingent and Excess Liability Insurance Policies allocable to the 1997-A SUBI Portfolio; provided, however, that to the extent the portion of such Administrative Expenses allocable to the 99.8% 1997-A SUBI Certificate, together with all such portions since the beginning of the calendar year, exceeds $__________, such portion shall not constitute a Capped Origination Trust Administrative Expense but instead shall constitute an "Uncapped Administrative Expense" (as defined in the Securitization Trust Agreement).

                 "Charged-off Lease" means a Lease (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of, or (b) the Lease has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossessions and Early Termination Leases.

                 "Collection Period" means, with respect to any Distribution Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (or, with respect to the first Distribution Date, from and including the Initial Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which the Distribution Date occurs.

                 "Collections" means, with respect to any Collection Period, all collections received on or in respect of the 1997-A Leases and 1997-A Leased Vehicles in respect of that Collection Period, including the following, but subject to any limitations set forth therein: (i) Monthly Lease Payments (including amounts that previously were Payments Ahead but which became due during that Collection Period, Prepayments, Extension Fees, and any other payment by an Obligor under a 1997-A Lease); (ii) Net Matured Leased Vehicle Proceeds, Net Repossessed Vehicle Proceeds, and all other Net Liquidation Proceeds; (iii) any Net Insurance Proceeds not included in Net Liquidation Proceeds; (iv) Advances; and (v) any Undistributed Transferor Excess Collections with respect to the Distribution Date occurring during that Collection Period; provided, however, that Collections (A) shall in no event include proceeds of claims made under the Residual

Value Insurance Policy, and (B) shall in no event include, and shall be net of, the following, which shall be retained in the 1997-A SUBI Collection Account or paid to the appropriate party: (1) any portion of any of the foregoing that represents late payment charges, or collections allocable to payments to be made by Obligors for payment of insurance premiums, excise taxes or similar items; (2) Payments Ahead; (3) the amount of all Advances, Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses and other Liquidation Expenses, and Insurance Expenses reimbursed pursuant to Section 9.02(g) of the Servicing Supplement; (4) Additional Loss Amounts; and (5) any amounts required to be retained in the 1997-A SUBI Collection Account in order to maintain that account in good standing.

                 "Contingent and Excess Liability Insurance Policy" means that certain policy numbered 5539875 issued to the Servicer and the Trustee, on behalf of the Trust, by Lexington Insurance Company and that certain policy numbered BE 9324116 issued to the Servicer and the Trustee on behalf of the Trust by National Union Fire Insurance Company of Pittsburgh, Pennsylvania and that certain policy numbered XLUMB-00260 issued to J.M. Family Enterprises, Inc. by X.L. Insurance Company, Ltd. with the Origination Trustee named as an additional insured or loss payee, plus all excess or umbrella policies from time to time issued with the Origination Trustee named as an additional insured or loss payee, in each case to the extent applicable to any 1997-A Lease or 1997-A Leased Vehicle.

                 "Contract Rights" means all of the Trustee's right, title, and interest in, to, and under any 1997-A Leases and the proceeds therefrom, which right, title, and interest include without limitation: the Lease Documents; all Monthly Lease Payments received on or due on or after the related Cutoff Date; Security Deposits paid by any Obligor to secure the obligations of such Obligor to the Obligee in the amount and to the extent provided in the related 1997-A Lease; partial prepayments and Prepayments (regardless of whether made by the related Obligor or by any other Person) received on or after the related Cutoff Date and Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds and Insurance Proceeds received on or after the related Cutoff Date; subject, however, to the limitations set forth in Section 11.01(a).

                 "Credit and Collection Policy" means those lease origination and credit and collection policies and practices of the Servicer as applied by the Servicer with respect to Leases and Leased Vehicles, a summary of the current form of which is attached as Exhibit D.

                 "Cutoff Date" means the Initial Cutoff Date or a Subsequent Cutoff Date, as the context may require.

                 "Defaulted Lease" means a Lease (a) as to which any Monthly Lease Payment or part thereof in excess of $40.00, remains unpaid for more than 90 days from the original due date for such payment, or (b) that is a Charged-off Lease.

                 "Delinquent Lease" means, with respect to any Lease as of any Due Date, a Lease as to which all or any part of a Monthly Lease Payment in excess of $40 is unpaid (including without limitation because of a check being returned for insufficient funds) 61 days or more after its Due Date (other than a Defaulted Lease or a Lease as to which an extension has been granted with respect to such Due Date by the Servicer pursuant to clause (ii) of Section 2.02(b) of the Servicing Agreement) (and, if applicable, Section 9.02(a) of the Servicing Supplement).

                 "Deposit Date" means, with respect to a Collection Period, the Business Day preceding the related Distribution Date.

                 "Discount Rate" means 9.25% per annum.

                 "Discounted Lease" means a 1997-A Lease with a Lease Rate of less than 9.25%.

                 "Discounted Principal Balance" means (i) with respect to any 1997-A Lease that is a Discounted Lease, an amount equal to the present value of the sum of all remaining Monthly Lease Payments on such Lease paid on a timely basis, plus the Booked Residual Value of the related 1997-A Leased Vehicle, calculated by discounting such Monthly Lease Payments and Booked Residual Value by the Discount Rate, and (ii) with respect to any other 1997-A Lease, its Outstanding Principal Balance at such time.

                 "Distribution Date" has the meaning set forth in the Securitization Trust Agreement.

                 "Due Date" means, as to any Monthly Lease Payment, the date during each month upon which such payment is due, which date is specified in the related 1997-A Lease.

                 "Early Termination Lease" means a 1997-A Lease which is terminated prior to its scheduled Maturity Date by agreement between the Servicer and the Obligor other than in connection with the payment (excluding payments in the form of non-cash items) of less than 100% of the Outstanding principal Balance of a 1997-A Lease; provided, however, that such a 1997-A Lease will not constitute an Early Termination Lease if such deficit is less than $200.00.

                 "Eligible Account" means either (a) an account that is maintained with a depository institution or trust company organized under the laws of the United States or of any State, the commercial paper or other short-term unsecured debt obligations of which have credit ratings from Moody's at least equal to "P-1" (so long as Moody's is a Rating Agency) and from Standard & Poor's at least equal to "A-1+" (so long as Standard & Poor's is a Rating Agency); or (b) a segregated trust account bearing a designation clearly indicating that funds deposited therein are held in trust for the benefit of the holders of the 1997-A SUBI Certificates or the Certificateholders, as the case may be, maintained in the corporate trust department of a depositary institution or trust company organized under the laws of the United States or of any State and having corporate trust powers, which institution or trust company has a rating from Moody's for its long term deposits of at least Baa3 (so long as Moody's is a Rating Agency).

                 "Eligible Lease" means a Lease as to which the following are true as of the Closing Date or Transfer Date, as applicable (unless otherwise specified below):

                 (a) that was originated by a Dealer (i) in the ordinary course of its business, (ii) on the form of Lease attached as Exhibit C, (iii) pursuant to a form of Dealer Agreement which provides for recourse to the Dealer in the event of certain defects in the Lease but not for default by the Obligor, and (iv) in compliance with the Credit and Collection Policy;

                 (b) which Lease and the related Leased Vehicle are owned by the Trustee, on behalf of the Trust, free of all Liens (including tax liens, mechanics' liens and liens that arise by operation of law, but other than any lien on the title of such Vehicle noted solely to provide for delivery of title documentation to the Trustee or its designee);

                 (c) that was originated in compliance with, and complies with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, as amended, Regulations M and Z of the Board of Governors of the Federal Reserve System, as amended, all state leasing and consumer protection laws and all state and federal usury laws;

                 (d) as to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Lease in connection with (i) the origination of such Lease, (ii) the execution, delivery and performance by such originator of such Lease, and (iii) the acquisition by the Trustee, on behalf of the Trust, of such Lease and the related Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition;

                 (e) that is the legal, valid and binding full-recourse payment obligation of the Obligor thereunder, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                 (f) that, to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor thereof to payment of the amounts due thereunder, and no such right of rescission, setoff, counterclaim or other defense has been asserted or threatened;

                 (g) as to which each of the originator of such Lease, the Servicer and the Trustee, on behalf of the Trust, have each satisfied all obligations required to be fulfilled on its part with respect to such Lease and the related Leased Vehicle;

                 (h) that is payable solely in United States dollars in the United States;

                 (i) the Obligor of which is a Person located in one or more of the 50 states of the United States, the District of Columbia or a territory of the United States and is not (i) the Initial Grantor, the Grantor, World Omni Lease Securitization, Inc. or the Transferor, or an Affiliate thereof or (ii) the United States of America or any state or local government or any agency or political subdivision thereof;

                 (j) that requires the Obligor thereunder to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Trustee, on behalf of the Trust, as loss payee, and the related Leased Vehicle is covered by the Residual Value Insurance Policy;

                 (k) the related Leased Vehicle of which is titled in the name of the Trustee on behalf of the Trust (or properly completed applications for such title have been submitted to the appropriate titling authority) and all transfer and similar taxes imposed in connection therewith have been paid;

                 (l) that arises under a closed-end Lease that (i) requires equal monthly payments to be made within 60 months of the date of origination of such Lease, and (ii) requires such payments to be made by the Obligor thereof within 30 days after the billing date for such payment;

                 (m) that is fully assignable and that does not require the consent of the Obligor thereunder as a condition to any transfer, sale or assignment of the rights of the originator under such Lease;

                 (n) as to which the Booked Residual Value of the related Vehicle does not exceed the lesser of (i) $60,000, and (ii) the amount reasonably established by the Servicer consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light duty truck leases;

                 (o) that, as of the related Cutoff Date, has not been extended by more than five months in the aggregate or been otherwise compromised, adjusted or modified except in accordance with the Credit and Collection Policy;

                 (p) as to which the Obligor thereof has not made a claim under the Soldiers' and Sailors' Relief Act of 1940;

                 (q) that satisfies all applicable requirements of the Credit and Collection Policy;

                 (r) that is not allocated to any other SUBI Portfolio other than the 1997-A SUBI Portfolio;

                 (s) that, as of the related Cutoff Date, is not a Delinquent Lease, a Defaulted Lease or a Bankrupt Lease;

                 (t) that is a finance lease for purposes of generally accepted accounting principles, consistently applied;

                 (u) that is a "true lease", as opposed to a lease intended as security, under the laws of the State in which it was originated;

                 (v) as to which the Servicer has not exercised any right of set off against the originating Dealer as contemplated by Section 2.01(b)(ii)(A) of the Servicing Agreement;

                 (w) the related Leased Vehicle of which was produced by the original manufacturer to U.S. specifications and standards, as evidenced by the vehicle identification number which is within the approved series for the make and model at the time of origination of the Lease; and

                 (x) which Lease, as of the related Cutoff Date, (i) is written with respect to a Leased Vehicle that was, at the time of origination of the Lease, a new vehicle, a dealer demonstrator vehicle driven fewer than 6,000 miles, or a manufacturer's program vehicle;
         (ii) was originated in the United States after November 1, 1993 (in the case of Leases allocated to the 1997-A SUBI Portfolio as of the Initial Cutoff Date) or on or before April 30, 1998 (in the case of Leased Vehicles allocated to the 1997-A SUBI Portfolio as of a Subsequent Cutoff Date); (iii) has a Maturity Date on or after February 5, 1999 and no later than February 24, 2002 (in the case of Leases allocated to the 1997-A SUBI Portfolio as of the Initial Cutoff
         Date) or no later than March 31, 2003 (in the case of Leases allocated to the 1997-A SUBI Portfolio as of a Subsequent Cutoff Date); and (iv) fully amortizes to an amount equal to the Booked Residual Value of the related Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of such Booked Residual Value).

                 "Extension Fee" means, with respect to any 1997-A Lease that has had its Maturity Date extended pursuant to the Servicing Agreement and the Servicing Supplement, any payment required to be made with respect to such 1997-A Lease by the Obligor in exchange for the extension.

                 "First Bank" has the meaning set forth in the Preamble.

                 "Grantor" has the meaning set forth in the Preamble.

                 "Independent" means, when used with respect to any specified Person, such a Person who (a) is in fact independent of the Grantor, the Trustee, the Transferor and any of their respective Affiliates; (b) does not have any direct financial interest or any material indirect financial interest in the Grantor, the Trust, the Transferor or any of their respective Affiliates; and (c) is not connected with the Grantor, the Trust, the Transferor or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any Accountant means such an Accountant, who may also be the Accountant who audits the books of the Grantor, the Trust, the Transferor or any of their respective Affiliates, who is Independent with respect to the

Grantor, the Trustee, the Transferor, and their respective Affiliates as contemplated by Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be acceptable to the Trustee if such opinion or certificate shall state that the signer has read this direction and that the signer is independent within the meaning thereof.

                 "Initial Beneficiary" and "Initial Grantor" shall have the meanings set forth in the Preamble.

                 "Initial Cutoff Date" means March 1, 1997.

                 "Insurance Expenses" means any amount of Insurance Proceeds
(a) applied to the repair of the related 1997-A Leased Vehicle, (b) released to an Obligor in accordance with the normal servicing procedures of the Servicer, or (c) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses and recoverable under the Servicing Agreement or the Servicing Supplement.

                 "Insurance Policy" means, with respect to a 1997-A Lease, 1997-A Leased Vehicle or Obligor, any policy of comprehensive, collision, public liability, physical damage, personal liability, credit health or accident, credit life or employment insurance, or any other form of insurance.

                 "Insurance Proceeds" means, with respect to any 1997-A Lease, 1997-A Leased Vehicle or Obligor, proceeds paid to the Servicer or the Trustee, on behalf of the Trust, pursuant to an Insurance Policy and amounts paid to the Trustee, on behalf of the Trust, or the Servicer under any other insurance policy related to such 1997-A Lease, 1997-A Leased Vehicle or Obligor (including but not limited to any contingent and excess liability insurance policy maintained by or on behalf of the Trustee, on behalf of the Trust, but not including the Residual Value Insurance Policy).

                 "Interest Collections" means, with respect to any Collection Period, all Collections received during or allocable to such Collection Period other than Principal Collections, less the following, which shall be paid to the appropriate parties or retained in the 1997-A SUBI Collection Account, as appropriate, in the following order and priority for so long as WOFCO is the
Servicer: (a) Capped Contingent and Excess Liability Premiums, but with regard to the Investor Percentage of Interest Collections allocable to the 99.8% 1997-A SUBI Certificate, only to the extent such deduction and payment would have the same effect as if it followed item (iii) of Section 3.03(b) of the Securitization Trust Agreement; (b) Capped Origination Trust Administrative Expenses, but with regard to the Investor Percentage of Interest Collections allocable to the 99.8% 1997-A SUBI Certificate, only to the extent that such deduction and payment would have the same effect as if it followed item (iii) of Section 3.03(b) of the Securitization Trust Agreement and then followed the deduction and payment set forth in clause (a) above; and (c) the Servicing Fee and any unpaid Servicing Fee with respect to one or more prior Collection Periods, but with regard to the Investor Percentage of Interest Collections allocable to the 99.8% 1997-A SUBI Certificate, only to the extent that such deduction and payment would be made with the same effect as if it followed item (xi) of Section 3.03(b) of the Securitization Trust Agreement and the deductions and payments in clauses (a) and (b) have been made as indicated. If WOFCO is not the Servicer, the deduction and payment in clause (c) shall instead be made only to the extent that it would have with the same effect as if it followed item (iv) of Section 3.03(b) of the Securitization Trust Agreement and the deductions and payments in clauses (a) and (b) of the preceding sentence have been made as indicated.

                 "Lease Documents" means, with respect to each 1997-A Lease, the fully executed 1997-A Lease and any agreement(s) modifying such 1997-A Lease (including, without limitation, any extension agreement(s) relating to extended 1997-A Lease(s)).

                 "Lease Rate" means, with respect to each Lease, the implicit rate, calculated on the basis of an annual percentage rate, included in the calculation of the Monthly Lease Payment due with respect to such Lease.

                 "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to the 99.8% 1997-A SUBI Interest or any other property, as the context may require, by operation of law.

                 "Liquidation Expenses" means Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses, and all other reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any 1997-A Lease, including expenses incurred in connection with any collection effort (whether or not resulting in a lawsuit against the Obligor under such 1997-A Lease) or an application or request for Insurance Proceeds.

                 "Liquidation Proceeds" means Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds, and all other gross amounts received by the Servicer or the Trustee, on behalf of the Trust (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due or to become due under any 1997-A Lease, whether from the proceeds of any collection effort (whether or not resulting in a lawsuit against the Obligor under such Lease), receipt of Insurance Proceeds, or collection of amounts due under the Servicing Agreement (including but not limited to the application of Security Deposits pursuant to Section 2.04 thereof), the Servicing Supplement (including but not limited to any amount required to be deposited by the Servicer into the 1997-A SUBI Collection Account pursuant to Section 8.03 thereof) or otherwise.

                 "Matured Lease" means any 1997-A Lease that has reached its scheduled Maturity Date and as to which all scheduled Monthly Lease Payments and other payments due thereunder have been made.

                 "Matured Leased Vehicle Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale or other disposition of a 1997-A Leased Vehicle included in Matured Leased Vehicle Inventory.

                 "Matured Leased Vehicle Inventory" as of any date means all Matured Vehicles that first became Matured Vehicles within the three immediately preceding Collection Periods (or during the March 1997 Collection Period in respect of any date during the April 1997 Collection Period, and the March and April 1997 Collection Periods in respect of any date during the May 1997 Collection Period), and that, as of the last day of the most recent Collection Period have remained unsold and not otherwise disposed of by the Servicer for no more than two full Collection Periods.

                 "Matured Leased Vehicle Proceeds" means gross amounts received by the Servicer or the Trustee, on behalf of the Trust (before reimbursement for Matured Leased Vehicle Expenses) in connection with the sale or other disposition of a 1997-A Leased Vehicle included in Matured Leased Vehicle Inventory (including any charges for excess mileage and excess wear and use).

                 "Matured Vehicle" as of any date means any 1997-A Leased Vehicle the related 1997-A Lease of which has reached its Maturity Date and as to which all scheduled Monthly Lease Payments and other payments due thereunder have been made, and which Leased Vehicle has been returned to the Servicer on behalf of the Origination Trustee, on behalf of the Origination Trust, regardless of the status of the disposition of such 1997-A Leased Vehicle as of such date.

                 "Maturity Date" means, with respect to any 1997-A Lease, the date on which the last scheduled Monthly Lease Payment shall be due and payable, as such date may be extended pursuant to Section 2.02(b) of the Servicing Agreement and Section 9.02(a) of the Servicing Supplement.

                 "Monthly Lease Payment" means, with respect to any Lease, the amount of each fixed monthly payment payable to the Obligee of such Lease in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, Extension Fees or collections allocable to payments to be made by Obligors for payment of insurance premiums, excise taxes or similar items.

                 "Net Insurance Proceeds" means Insurance Proceeds less Insurance Expenses.

                 "Net Liquidation Proceeds" means Liquidation Proceeds less Liquidation Expenses.

                 "Net Matured Leased Vehicle Proceeds" means Matured Leased Vehicle Proceeds plus (unless the context otherwise requires) any sums transferred from the Residual Value Surplus Account pursuant to Section 12.03(b), less Matured Leased Vehicle Expenses (unless the context otherwise requires, other than those Matured Leased Vehicle Expenses as are reimbursed from the Residual Value Surplus Account pursuant to Section 9.02(g) of the Servicing Supplement), and less (unless the context otherwise requires) any amounts transferred to the Residual Value Surplus Account pursuant to Section 12.01(b).

                 "Net Repossessed Vehicle Proceeds" means Repossessed Vehicle Proceeds less Repossessed Vehicle Expenses.

                 "1997-A Lease" has the meaning set forth in Section 11.01(a).

                 "1997-A Leased Vehicle" has the meaning set forth in Section 11.01(a).

                 "1997-A SUBI" has the meaning set forth in Recital D.

                 "1997-A SUBI Asset" has the meaning set forth in Section 11.01(a).

                 "1997-A SUBI Certificate" has the meaning set forth in Recital D.

                 "1997-A SUBI Collection Account" means the separate account established and maintained by the Trustee as the initial repository of all proceeds received with respect to all 1997-A SUBI Assets, pursuant to Section 12.01(a).

                 "1997-A SUBI Lease Account" has the meaning set forth in
Section 12.02(a).

                 "1997-A SUBI Portfolio" has the meaning set forth in Recital D.

                 "99.8% 1997-A SUBI Certificate" has the meaning set forth in Recital F.

                 "0.2% 1997-A SUBI Certificate" has the meaning set forth in Recital F.

                 "Obligee" means each Person who is the lessor under a 1997-A Lease or the assignee thereof, including the Trustee on behalf of the Trust.

                 "Obligor" means each Person who is the lessee under a Lease.

                 "Outstanding Principal Balance" means, with respect to any 1997-A Lease as of any date, an amount equal to (a) the sum of all Monthly Lease Payments remaining to be made (provided, however, that Payments Ahead received but not yet applied are deemed to be Monthly Lease Payments remaining to be made), less any unearned finance or other charges relating to the period beginning after the next succeeding Due Date on such 1997-A Lease (determined in accordance with the actuarial method as applied to the Lease Rate for such 1997-A Lease in accordance with the Servicer's usual practices), plus (b) the Booked Residual Value of the related Leased Vehicle.

                 "Payment Ahead" means any payment of one or more Monthly Lease Payments (other than in connection with a Prepayment) remitted by an Obligor with respect to a 1997-A Lease in excess of the Monthly Lease Payment due during such Collection Period with respect to such 1997-A Lease, which sums the Obligor has instructed the Servicer to apply to Monthly Lease Payments due in one or more immediately subsequent Collection Periods.

                 "Permitted Investments" has the meaning set forth in the Securitization Trust Agreement.

                 "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

                 "Prepayment" means: (a) payment to the Servicer of 100% of the Outstanding Principal Balance of a 1997-A Lease

(exclusive of any 1997-A Lease referred to in the definition of the term "Charged-off Lease") or such lesser amount as may be provided for in such 1997-A Lease, including any related payment of interest, or (b) payment by the Servicer to the Trustee, on behalf of the Trust, of any amount required to be deposited by the Servicer into the 1997-A SUBI Collection Account pursuant to
Section 8.03 of the Servicing Supplement.

                 "Principal Collections" means, with respect to any Collection Period, all Collections received during or allocable to such Collection Period allocable to the principal component of any 1997-A Lease (including any payment in respect of the Booked Residual Value of the related 1997-A Leased Vehicle, but expressly not including Collections with regard to which a Loss Amount (as defined in the Securitization Trust Agreement) has already accrued); provided, however, that, solely for purposes of calculating Principal Collections, the principal portion of Monthly Lease Payments included in such Collections arising from a Discounted Lease will be discounted on a present value basis at the Discount Rate.

                 "Repossessed Vehicle Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale or other disposition of a 1997-A Leased Vehicle that has been repossessed by the Servicer or has been returned to the Servicer for sale or other disposition, other than for inclusion in Matured Leased Vehicle Inventory.

                 "Repossessed Vehicle Proceeds" means gross amounts received by the Servicer or the Trustee, on behalf of the Trust (before reimbursement for Repossessed Vehicle Expenses) in connection with the sale or other disposition of a 1997-A Leased Vehicle that has been repossessed by the Servicer or has been returned to the Servicer for sale or other disposition in connection with a Prepayment of the related 1997-A Lease.

                 "Residual Value Surplus Account" means the separate account established and maintained by the Trustee pursuant to Section 12.03(a).

                 "Revolving Period" means the period from the Initial Cutoff Date to but not including the earlier of May 1, 1998 and the day on which an Early Amortization Event (as defined in the Securitization Trust Agreement) occurs.

                 "Securitization Trust Agreement" has the meaning set forth in Recital F.

                 "Securitization Trust Documents" means and includes the Trust Agreement, the Servicing Agreement, this Supplement, the Servicing Supplement, the SUBI Certificate Agreement, the

Securitization Trust Agreement, the Backup Security Agreement, the 1997-A SUBI Certificates, and the Certificates (as defined in the Securitization Trust Agreement), as the same may be amended, supplemented or modified from time to time, and each to the extent that it relates to the 1997-A SUBI (but specifically not including any such amendment, supplement or modification that relates only to the UTI or to one or more SUBIs other than the 1997-A SUBI).

                 "Securitization Trustee" has the meaning set forth in Recital
F.

                 "Security Deposit" means, with respect to any 1997-A Lease, the refundable security deposit specified in such 1997-A Lease.

                 "Servicer" has the meaning set forth in Recital B.

                 "Servicer Reimbursement" has the meaning set forth in the Servicing Supplement.

                 "Servicing Agreement" has the meaning set forth in Recital B.

                 "Servicing Fee" has the meaning set forth in the Servicing Agreement, as modified or waived pursuant to Section 9.06 of the Servicing Supplement.

                 "Servicing Supplement" has the meaning set forth in Recital G.

                 "SUBI Certificate Agreement" has the meaning set forth in Recital E.

                 "Subsequent Cutoff Date" means, with respect to any Lease and Leased Vehicle allocated to the 1997-A SUBI Portfolio on a Transfer Date, the last day of the preceding calendar month.

                 "Transfer Date" means any Business Day in any calendar month following a Collection Period in the Revolving Period, on or prior to the twenty-fifth calendar day of that calendar month (beginning May 1997) specified as such by the Servicer in its notice and certificate pursuant to Section 8.02(b) of the Servicing Supplement.

                 "Transferor" has the meaning set forth in Recital E.

                 "Trust" has the meaning set forth in Recital A.

                 "Trust Agreement" has the meaning set forth in Recital A.

                 "Trustee" has the meaning set forth in the Preamble.

                 "Unallocated Principal Collections" has the meaning set forth in Section 11.02(d).

                 "Undistributed Transferor Excess Collections" has the meaning set forth in the Securitization Trust Agreement.

                 "WOFCO" has the meaning set forth in Recital A.

                 SECTION 10.02.  RIGHTS IN RESPECT OF 1997-A SUBI.

                 Each holder of a 1997-A SUBI Certificate (including the Securitization Trustee, on behalf of the Certificateholders) is a third-party beneficiary of the Trust Agreement and this Supplement, insofar as they apply to the 1997-A SUBI and the holders of 1997-A SUBI Certificates. Therefore, to that extent, references in the Trust Agreement to the ability of any "holder of a SUBI Certificate", "assignee of a SUBI Certificate" or the like to take any action shall be deemed to refer to the Securitization Trustee acting at its own instigation or upon the instruction of Investor Certificateholders (as defined in the Securitization Trust Agreement) representing at least 51% of the aggregate Percentage Interest (as defined in the Securitization Trust Agreement).

                                   PART XI
                           CREATION OF 1997-A SUBI

                 SECTION 11.01.   INITIAL CREATION OF 1997-A SUBI
                                  PORTFOLIO AND 1997-A SUBI.

                 (a) Pursuant to Section 4.02(a) of the Trust Agreement, the Beneficiary hereby directs the Trustee to identify and allocate or cause to be identified and allocated on the books and records of the Trust an initial separate portfolio of SUBI Assets consisting of Leases, related Leased Vehicles and other associated Trust Assets to be accounted for and held in trust independently from all other Trust Assets within the Trust, all of which Trust Assets shall consist of: (i) Leases that are Eligible Leases as of the Initial Cutoff Date, including the related Contract Rights and the related Leased Vehicles, with an Aggregate Net Investment Value (as defined in the Securitization Trust Agreement) as of the Initial Cutoff Date of $___________;
(ii) all other Trust Assets related to the foregoing, including (A) the 1997-A SUBI Collection Account and the Residual Value Surplus Account, including all cash and Permitted Investments therein and all income from the investment of funds therein; (B) the Residual Value Insurance Policy and all Contingent and Excess Liability Insurance Policies to the extent applicable to such Leases and Leased Vehicles; (C) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering such Leases, Leased Vehicles or Obligors with respect thereto, as the case may be; (D) the right to receive the proceeds of all Dealer repurchase obligations, if any, relating to any such Lease or Leased Vehicle; and (E) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property. Based upon their identification and allocation by the Servicer pursuant to the Servicing Supplement, the Trustee hereby identifies and allocates as SUBI Assets the portfolio of Leases and Leased Vehicles more particularly described on Exhibit A hereto, and the related Trust Assets described above, each such SUBI Asset to be identified on the books and accounts of the Trust as belonging to the 1997-A SUBI Portfolio (such Leases and Leased Vehicles, together with those additional Leases and Leased Vehicles allocated to the 1997-A SUBI Portfolio during the Revolving Period, the "1997-A Leases" and the "1997-A Leased Vehicles", respectively, and, together with those other Trust Assets so allocated either initially or during the Revolving Period pursuant to Section 2.02 hereof, the "1997-A SUBI Assets"). In addition to the conveyance of such 1997-A SUBI Assets to the Trust pursuant to Section
2.01 of the Trust Agreement, the Grantor does hereby grant to the Trustee a security interest therein, and the Trustee shall have all of the rights, powers and privileges of a secured party under the UCC.

                 (b) Also pursuant to Section 4.02(a) of the Trust Agreement, the Trustee hereby creates a SUBI which shall be known as the "1997-A SUBI". The 1997-A SUBI shall represent a specific divided beneficial interest solely in the 1997-A SUBI Portfolio and the 1997-A SUBI Assets.

                 (c) As required by Section 4.02(d) of the Trust Agreement, the Beneficiary will certify to the Trustee as of the date of execution and delivery hereof that (i) the sole pledgee of the Undivided Trust Interest has received prior notice of the creation of the 1997-A SUBI Portfolio and of the terms and provisions of (x) this Supplement and (y) the Securitized Financing contemplated by the 1997-A Securitization Trust Agreement and (ii) after giving effect to the creation of the 1997-A SUBI, the transfer to the Beneficiary of both 1997-A SUBI Certificates and the application by the Beneficiary of the proceeds of that Securitized Financing, no event of default (matured or unmatured) shall exist under any Securitized Financing involving a UTI Pledge.

                 SECTION 11.02.   SUBSEQUENT ADDITIONS TO 1997-A SUBI
                                  PORTFOLIO.

                 (a) The Beneficiary hereby directs the Trustee, as of each Transfer Date, to cause to be (i) identified on the books and records of the Trust from among all those Leases,

Leased Vehicles and other associated Trust Assets then owned by the Trustee on behalf of the Trust and not allocated to, or reserved for allocation to, any SUBI (or, in the circumstances contemplated in Section 7.03 of the Trust Agreement or Section 11.02(e) below, acquired by the Trustee on behalf of the Trust but not yet allocated to, or reserved for allocation to, any specific Portfolio) and (ii) allocated to the 1997-A SUBI Portfolio effective as of the relevant Subsequent Cutoff Date as additional 1997-A Leases, 1997-A Leased Vehicles and 1997-A SUBI Assets, such further Eligible Leases, related Leased Vehicles and other associated Trust Assets (as described in clauses (i) and (ii) of the first sentence of Section 11.01(a)) as shall have an aggregate Discounted Principal Balance of not more than the aggregate amount of all Principal Collections received from the Initial Cutoff Date through the end of the most recent Collection Period that have not yet been so reinvested in additional 1997-A Leases, 1997-A Leased Vehicles and related 1997-A SUBI Assets, all on a "first-in, first-out" basis based on the date of origination (other than as provided in Section 11.08 herein); provided, however, that (y) after giving effect to such reallocation, no event of default (matured or unmatured) shall exist under any Securitized Financing involving a UTI Pledge, and (z) prior to such reallocation, the Servicer shall have provided the Officer's Certificate required by Section 8.02(b) of the Servicing Supplement.

                 (b) Pursuant to subsection (a) above, the Trustee agrees, as of each Transfer Date, to cause the Servicer to identify such further Eligible Leases, related Leased Vehicles and other associated Trust Assets as described in Section 11.02(a) and thereafter to allocate them to the 1997-A SUBI Portfolio.

                 (c) Except in the circumstances set forth in Section 7.03 of the Trust Agreement or Section 12.02 below, the Trustee shall direct the Servicer, pursuant to Section 8.02(c) of the Servicing Supplement, effective as of each Transfer Date, to transfer or cause to be transferred from the 1997-A SUBI Collection Account to the Lease Funding Account an amount equal to the aggregate Discounted Principal Balance as of the Subsequent Cutoff Date of the 1997-A Leases then being added to the 1997-A SUBI Portfolio pursuant to Section 11.02(a) hereof.

                 (d) To the extent that, for any reason, the additional 1997-A Leases allocated to the 1997-A SUBI Portfolio on any Transfer Date shall have an aggregate Discounted Principal Balance, measured as of the Subsequent Cutoff Date, that is less than the aggregate amount of all Principal Collections received since the Initial Cutoff Date and prior to the termination of the Revolving Period which have not yet been reinvested in additional 1997-A Leases, 1997-A Leased Vehicles and related 1997-A SUBI

Assets, the balance of such Principal Collections ("Unallocated Principal Collections") shall continue to be invested and reinvested in Permitted Investments as part of the 1997-A SUBI Portfolio until the earliest of (i) the reinvestment of such unallocated Principal Collections on a subsequent Transfer Date, (ii) the date on which an Early Amortization Event occurs or (iii) the October 1997 Distribution Date (in the cases of clauses (ii) and (iii), at which time such funds shall be treated as Principal Collections collected during the Amortization Period).

                 (e) In the circumstances set forth in Section 7.03 of the Trust Agreement or Section 12.02 of this Supplement, the Trustee shall direct the Servicer, pursuant to Section 8.02(d) of the Servicing Supplement, effective as of each Transfer Date, to transfer from the 1997-A SUBI Collection Account to the 1997-A SUBI Lease Account those Principal Collections received since the Initial Cutoff Date that have not yet been reinvested in additional 1997-A Leases, 1997-A Leased Vehicles and related 1997-A SUBI Assets, to be applied in accordance with Section 7.03 of the Trust Agreement.

                 (f) Neither any interest in the 1997-A SUBI nor any 1997-A SUBI Certificate may be transferred or assigned by the Beneficiary, and any such purported transfer or assignment shall be deemed null, void and of no effect herewith, provided, however, that (i) the 1997-A SUBI and the 1997-A SUBI Certificates may be sold to the Transferor pursuant to the SUBI Certificate Agreement, and (ii) the 99.8% 1997-A SUBI Certificate and the interest in the 1997-A SUBI represented thereby may be assigned by the Transferor absolutely or a security interest therein granted in connection with a Securitized Financing, in each case in the circumstances contemplated in
Section 4.02(c) of the Trust Agreement. Such a transfer is registrable upon surrender of the relevant 1997-A SUBI Certificate for registration of transfer at the corporate trust office of the Trustee (or the Trust Agent, if applicable) or by any successor Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or such holder's attorney duly authorized in writing, and thereupon one or more new 1997-A SUBI Certificates of a like aggregate fractional undivided interest will be issued to the designated permitted transferee.

                 SECTION 11.03.   ISSUANCE AND FORM OF 1997-A SUBI
                                  CERTIFICATES.

                 (a) The 1997-A SUBI shall be represented by two 1997-A SUBI Certificates: the 99.8% 1997-A SUBI Certificate, and the 0.2% 1997-A SUBI Certificate, each of which shall represent a beneficial interest in the 1997-A SUBI and the 1997-A SUBI Portfolio, as further set forth herein. The 1997-A SUBI

Certificates shall be substantially in the form of Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Trust Agreement, be directed by the Beneficiary. Any portion of the 1997-A SUBI Certificates may be set forth on the reverse thereof, in which case the following reference to the portion of the text on the reverse shall be inserted on the face thereof, in relative proximity to and prior to the signature of the Trustee executing such certificate:

                 "Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place."

The 1997-A SUBI Certificates shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Trust Agreement, be determined by the Beneficiary.

                 (b) As required by Section 4.02(b) of the Trust Agreement, each 1997-A SUBI Certificate shall contain an express written waiver of any claim by any holder thereof or owner of a beneficial interest therein to any proceeds or assets of the Trustee and to all of the Trust Assets other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

                 SECTION 11.04.  ACTIONS AND FILINGS.

                 The Beneficiary hereby directs the Trustee to enter into the Backup Security Agreement as a protective device. The Grantor and the Trustee will undertake all other and future actions and activities as may be deemed reasonably necessary by the Servicer (pursuant to Section 8.04 of the Servicing Supplement) to perfect (or evidence) and confirm the foregoing allocations of Trust Assets to the 1997-A SUBI Portfolio, including without limitation filing or causing to be filed UCC financing statements and executing and delivering all related filings, documents or writings as may be deemed reasonably necessary by the Servicer hereunder or under any other Securitization Trust Documents (including the Backup Security Agreement); provided, however, that in no event will the Grantor or the Trustee be required to take any action to perfect any security interest that may be held by the Securitization Trustee in any 1997-A Leased Vehicle. The Grantor hereby irrevocably makes and appoints each of the Trustee and the Servicer, and any of their respective officers, employees or agents, as the true and lawful attorney-in-fact of the Grantor (which appointment is coupled with an interest and is irrevocable) with power to sign on behalf of the Grantor any financing statements, continuation statements, security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section.

                 SECTION 11.05.   TERMINATION OF 1997-A SUBI.

                 In connection with any purchase by the Transferor of the Investor Certificateholders' interest in the corpus of the Securitization Trust pursuant to Section 7.02 of the Securitization Trust Agreement, and the succession of the Transferor to all of the interest in the 1997-A SUBI represented by the 1997-A SUBI Certificates, should all of the interest in the 1997-A SUBI thereafter be transferred to the UTI Holder, whether by sale or otherwise, then upon the direction of the UTI Holder the 1997-A SUBI shall be terminated, the 1997-A SUBI Certificates shall be returned to the Trustee and canceled thereby, and (pursuant to Section 12.01(a) of the Servicing Supplement) the Servicer shall reallocate all 1997-A Leases, 1997-A Leased Vehicles and related 1997-A SUBI Assets to the UTI Portfolio.

                 SECTION 11.06.   MERGER OR CONSOLIDATION OF TRUSTEE.

                 The Trustee shall give notice to each Rating Agency (as defined in the Securitization Trust Agreement) prior to effecting any merger, consolidation, or other transaction set forth in Section 6.05 of the Trust Agreement.

                 SECTION 11.07.   REPRESENTATIONS AND WARRANTIES OF TRUSTEE.

                 The Trustee hereby makes the following representations and warranties on which the Grantor and Beneficiary, each of their permitted assignees and pledgees, and each pledgee or holder of a 1997-A SUBI Certificate (and beneficial owner of any portion thereof in connection with a Securitized Financing, including the Securitization Trustee and the Investor
Certificateholders) may rely:

                 (a) Organization and Good Standing. The Trustee is a corporation, duly organized, validly existing and in good standing under the law of the State of Alabama and is qualified to do business as a foreign corporation and is in good standing in each of Florida, Georgia, North Carolina and South Carolina;

                 (b) Power and Authority. The Trustee has full power, authority and right to execute, deliver and (assuming that the filings set forth on Schedule A to the Trust Agreement are sufficient to allow the Trustee to act as a trustee with respect to the Trust Assets and otherwise perform this Supplement in each of Alabama, Florida, Georgia, North Carolina, South Carolina, California, Illinois, New Jersey, and Pennsylvania, and in all material respects in any other jurisdiction) perform this Supplement (in all material respects outside of the nine states set forth above) and has taken all necessary action to authorize the execution, delivery and performance by it of this Supplement;
                 (c) Due Execution. This Supplement has been duly executed and delivered by the Trustee, and is a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms;

                 (d) No Conflict. Neither the execution and delivery of this Supplement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or the articles of incorporation or bylaws of the Trustee or any provision of any mortgage, indenture, contract, agreement or other instrument to which the Trustee is a party or by which it is bound; and

                 (e) Single Purpose. The Trustee has not engaged, is not currently engaged, and will not engage during the term of this Agreement in any other activity other than serving as Trustee and in such ancillary activities as are necessary and proper in order to act as Trustee in accordance with the Trust Agreement and this Supplement.

                 SECTION 11.08.   OTHER SUBIS.

                 The Trustee will not create any SUBI other than the 1997-A SUBI during the Revolving Period unless the Trustee has received from the Servicer an Officer's Certificate certifying that the creation of such other SUBI would not cause an Early Amortization Event (as defined in the Securitization Trust Agreement). The Trustee will not allocate to any SUBI other than the 1997-A SUBI any Leases, Leased Vehicles or associated Trust Assets booked on the Servicer's records from February 28, 1997 through April 7, 1997 that would be eligible to be allocated as 1997-A SUBI Assets until the Revolving Period has terminated and all Principal Collections collected during the Revolving Period have been reinvested in additional Leases, Leased Vehicles and associated Trust Assets pursuant to Section 11.02. In the event that the Trustee at any time during the Revolving Period also is allocating Trust Assets to one or more other SUBIs pursuant to similar revolving periods (from the Trust Assets generally, not from blocks of Trust Assets reserved for allocation to particular SUBIs), the Trustee first shall allocate available Trust Assets to SUBIs created prior to the 1997-A SUBI before allocating Trust Assets to the 1997-A SUBI.

                 SECTION 11.09.  RETAINED SUBI INTEREST.

                 The Beneficiary or a Special Purpose Affiliate, as applicable, shall at all times maintain with respect to the 1997-A SUBI at a minimum a two-tenths of one percent (0.2%) interest in the 1997-A SUBI and the related 1997-A SUBI Portfolio, including (a) a two-tenths of one percent (0.2%) interest in each material item of income, gain, loss, deduction or credit with respect to the 1997-A SUBI and 1997-A SUBI Portfolio, and (b) a capital account balance (or capital investment) in the 1997-A SUBI and 1997-A SUBI Portfolio at least equal to two-tenths of one percent (0.2%) of the aggregate capital account balances (or capital investments) therein.

                 SECTION 11.10.  MINIMUM NET WORTH.

                 Nothwithstanding anything to the contrary in Section 4.03 of the Trust Agreement, the Grantor (or if Grantor is a partnership, the general partner of Grantor) shall at all times maintain a minimum net worth of $10 million.


                                   PART XII
                                SUBI ACCOUNTS

                 SECTION 12.01.  1997-A SUBI COLLECTION ACCOUNT.

                 (a) The Trustee shall establish and maintain with respect to the 1997-A SUBI a "1997-A SUBI Collection Account" in the name of the Trustee, for the benefit of the holders of 1997-A SUBI Certificates, which account shall constitute a SUBI Collection Account. The 1997-A SUBI Collection Account initially shall be established with First Bank, as Trust Agent, and at all times shall be an Eligible Account. In the event that the Trust Agent no longer meets the requirements stated in the definition of "Eligible Account", then the Servicer shall, with the Trustee's assistance as necessary, cause the 1997-A SUBI Collection Account to be moved to a bank or trust company that satisfies those requirements. The 1997-A SUBI Collection Account shall relate solely to the 1997-A SUBI and the 1997-A SUBI Portfolio, and funds therein shall not be commingled with any other moneys, except as otherwise provided for or contemplated in the Trust Agreement as supplemented by this Supplement or in the Servicing Agreement as supplemented by the Servicing Supplement.

All amounts held in the 1997-A SUBI Collection Account shall be invested in Permitted Investments in accordance with Section 7.01(d) of the Trust Agreement and Section 11.02(d) hereof until distributed or otherwise applied in accordance with the Trust Agreement or this Supplement.

                 (b) On each Deposit Date, the Trustee shall transfer or cause the transfer from the 1997-A SUBI Collection Account to the Residual Value Surplus Account of any excess of Net Matured Leased Vehicle Proceeds (for these purposes, calculated without subtracting any amounts transferred pursuant to this subsection (b)) for the related Collection Period over the sum of the Booked Residual Values of all Matured Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during the related Collection Period.

                 (c) On each Deposit Date the Trustee shall transfer or cause the transfer of all Principal Collections and Interest Collections in the 1997-A SUBI Collection Account with respect to the related Collection Period to the holders of the 1997-A SUBI Certificates (and more particularly, with regard to the 99.8% 1997-A SUBI Certificate, to the Distribution Account), pro rata in proportion to the relative percentage of the 1997-A SUBI represented by each; provided, however, that on each Deposit Date related to a Collection Period in the Revolving Period, the Trustee shall withhold from any such transfers all Principal Collections, all of which shall be applied solely as provided for in
Section 11.02 hereof. After the last Deposit Date related to a Collection Period in the Revolving Period, Principal Collections shall be included in calculating and making any such transfers.

                 (d) The Trustee shall provide in the Servicing Supplement that the Servicer shall prepare all such calculations and provide for all such transfers as are provided for in this Section 12.01.

                 (e) Any transfer to the holder of the 99.8% 1997-A SUBI Certificate shall be made as directed pursuant to the Securitization Trust Documents. Any transfer to the holder of the 0.2% 1997-A SUBI Certificate shall be made at the direction of such holder.

                 (f) Notwithstanding Section 7.01(b) of the Trust Agreement and Section 2.02 of the Servicing Agreement, the Trustee may provide in the Servicing Supplement that, in the event the Servicer provides to the Beneficiary, the Transferor, the Trustee and the Securitization Trustee a letter from each Rating Agency to the effect that the utilization by the Servicer of an alternative remittance schedule with respect to collections arising out of the 1997-A SUBI Portfolio to be deposited in the

1997-A SUBI Collection Account pursuant to Section 2.02(c) or (d) of the Servicing Agreement (including but not limited to the use of an alternative remittance schedule pursuant to which the obligations of the Servicer to make such remittances are secured by a Servicer Letter of Credit (as defined in such Servicing Supplement) satisfactory to each such Rating Agency (as defined in the Securitization Trust Agreement)) will not result in a qualification, downgrading or withdrawal of the then-current rating assigned to the Rated Certificates by such Rating Agency, (i) the Servicing Supplement may be so modified without the consent of any Certificateholders pursuant to Section
12.02 thereof and (ii) the Servicer may remit such collections to the 1997-A SUBI Collection Account in accordance with that alternative remittance schedule.

                 (g) Notwithstanding Section 5.05 or 7.01(c) or any other provision of the Trust Agreement, the rights of the Trustee to be indemnified or reimbursed for Administrative Expenses of the Trust incurred in connection with or allocated to the 1997-A SUBI shall be limited to those Capped Origination Trust Administrative Expenses as may be deducted from Collections in accordance with the definition of "Interest Collections", any reimbursement of Uncapped Administrative Expenses (as defined in the Securitization Trust Agreement) as may be available pursuant to Section 3.03(b) of the Securitization Trust Agreement, any advance of Administrative Expenses as may be available pursuant to Section 9.05(a) of the Servicing Supplement, and any indemnity as may be available pursuant to Section 2.07(g) of the Servicing Agreement.

                 SECTION 12.02.  SUBI LEASE ACCOUNT.

                 (a) In the circumstances set forth in Section 7.03 of the Trust Agreement, the Trustee shall establish and maintain with respect to the 1997-A SUBI a "1997-A SUBI Lease Account" in the name of the Trustee, for the benefit of the holders of the 1997-A SUBI Certificates, which account shall constitute a SUBI Lease Account. Any 1997-A SUBI Lease Account initially shall be established with the Trust Agent and at all times shall be an Eligible Account. In the event that the Trust Agent no longer meets the requirements stated in the definition of "Eligible Account", then the Servicer shall, with the Trustee's assistance as necessary, cause the 1997-A SUBI Lease Account to be moved to a bank or trust company that satisfies those requirements. The 1997-A SUBI Lease Account shall relate solely to the 1997-A SUBI and the 1997-A SUBI Portfolio, and funds therein shall not be commingled with any other moneys, except as otherwise provided for or contemplated in the Trust Agreement as supplemented by this Supplement or in the Servicing Agreement as supplemented by the Servicing Supplement. All amounts held in the 1997-A SUBI Lease Account shall be invested in Permitted Investments in accordance with Section 7.01(d) of the Trust Agreement and Section 11.02(d) hereof until distributed or otherwise applied in accordance with the Trust Agreement or this Supplement.

                 (b) All transfers of funds into and out of the 1997-A SUBI Lease Account shall be made in accordance with Section 7.03 of the Trust Agreement.

                 SECTION 12.03.  RESIDUAL VALUE SURPLUS ACCOUNT.

                 (a) The Trustee shall establish and maintain with respect to the 1997-A SUBI a "Residual Value Surplus Account" in the name of the Trustee, for the benefit of the holders of 1997-A SUBI Certificates of the Trust. The Residual Value Surplus Account initially shall be established with First Bank, as Trust Agent, and at all times shall be an Eligible Account. In the event that the Trust Agent no longer meets the requirements stated in the definition of "Eligible Account", then the Servicer shall, with the Trustee's assistance as necessary, cause the Residual Value Surplus Account to be moved to a bank or trust company that satisfies those requirements. The Residual Value Surplus Account shall relate solely to the 1997-A SUBI and the 1997-A SUBI Portfolio, and funds therein shall not be commingled with any other moneys, except as otherwise provided for or contemplated in the Trust Agreement as supplemented by this Supplement or in the Servicing Agreement as supplemented by the Servicing Supplement. All amounts held in the Residual Value Surplus Account shall be invested in Permitted Investments in accordance with Section 7.01(d) of the Trust Agreement and Section 11.02(d) hereof until distributed or otherwise applied in accordance with the Trust Agreement or this Supplement.

                 (b)  If, for any Collection Period, (i) any Matured
Vehicle included in Matured Leased Vehicle Inventory as of the last day of that Collection Period has not been sold or otherwise disposed of by the Servicer for at least two full Collection Periods, (ii) the sum of the Booked Residual Values of all Matured Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during that Collection Period exceeds Net Matured Leased Vehicle Proceeds (for purposes hereof, calculated without including transfers made pursuant to this subsection (b)), or (iii) any 1997-A Leases became Early Termination Leases during such Collection Period, then on the related Deposit Date, the Trustee shall transfer or cause the transfer from the Residual Value Surplus Account to the 1997-A SUBI Collection Account of an amount equal to the sum of (x) the Booked Residual Values of the Matured Vehicles described in clause (i), (y) the excess described in clause (ii) and
(z) the sum of the Discounted Principal Balances, as of the end of such Collection Period, of any Early Termination Leases described in clause (iii), such Discounted Principal Balances calculated without reference to paymentd received in the form of non-cash items.

                 (c) The Trustee shall provide in the Servicing Supplement that the Servicer shall prepare all such calculations and provide for all such transfers as are provided for in this Section 12.03.

                 SECTION 12.04.  SERVICER CALCULATIONS.

                 The Trustee shall be under no obligation to recalculate or reverify any calculations made by the Servicer with respect to any amounts to be transferred by the Trustee pursuant to this Part XII.

                                  PART XIII
                           MISCELLANEOUS PROVISIONS

                 SECTION 13.01.  AMENDMENT, ETC.

                 (a) Notwithstanding Section 9.01 of the Trust Agreement, the Trust Agreement, as supplemented by this Supplement, to the extent that it deals solely with the 1997-A SUBI and the 1997-A SUBI Portfolio, may be amended from time to time only in a writing signed by the Trustee and the Beneficiary (and by First Bank to the extent that any such amendment affects it as Trust Agent), with the prior written consent of the Securitization Trustee, which shall be given only in the circumstances contemplated by Section 9.01 of the Securitization Trust Agreement.

                 (b) ALFI LP shall provide each Rating Agency (as defined in the Securitization Trust Agreement) prior notice of the content of any proposed amendment to the Trust Agreement, whether or not such amendment relates to the 1997-A SUBI or requires approval by any Rating Agency.

                 (c)      No resignation or removal of the Trustee pursuant to
Section 6.03 of the Trust Agreement shall be effective unless and until each Rating Agency has confirmed, in writing, that such resignation or removal would not cause it to downgrade, withdraw, or otherwise adversely modify its then-current rating of the Rated Certificates.

                 (d) The holder from time to time of the Trustee Stock pursuant to Section 6.10 of the Trust Agreement shall at all times be a corporation organized and doing business under the laws of such State or the United States; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having a long-term deposit rating no lower than Baa3 by Moody's, so long as Moody's is a Rating Agency or be otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each of them. If such holder shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time such holder shall cease to be eligible in accordance with the provisions of this subsection (d), it will immediately so notify the Beneficiary in the manner and with the effect specified in Section 6.10(b) of the Trust Agreement.

                 SECTION 13.02.  GOVERNING LAW.

                 THIS SUPPLEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

                 SECTION 13.03.  NOTICES.

                 The notice provisions of Section 9.03 of the Trust Agreement shall apply equally to this Supplement, provided, that any notice to the Securitization Trustee shall be addressed as follows:

                 First Bank National Association
                 One Illinois Center
                 111 East Wacker, Suite 3000
                 Chicago, Illinois  60601
                 Attention:  Corporate Trust Office

A copy of each notice or other writing required to be delivered to the Trustee pursuant to the Trust Agreement or this Supplement also shall be delivered to the Securitization Trustee.

                 SECTION 13.04.  SEVERABILITY OF PROVISIONS.

                 If any one or more of the covenants, agreements, provisions or terms of this Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions of this Supplement or of any 1997-A SUBI Certificates or the rights of the holders thereof. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Supplement invalid or unenforceable in any respect.

                 SECTION 13.05.   EFFECT OF SUPPLEMENT ON TRUST AGREEMENT.

                 (a) Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the already-extant obligations of the parties under the Trust Agreement, as the context may require. In the event of any conflict between the provisions of this Supplement and the Trust Agreement with respect to the 1997-A SUBI, the provisions of this Supplement shall prevail.

                 (b) For purposes of determining the parties' obligations under this Supplement with respect to the 1997-A SUBI, general references in the Trust Agreement to: (i) a SUBI Account shall be deemed to refer more specifically to the 1997-A SUBI Account; (ii) a SUBI Asset shall be deemed to refer more specifically to a 1997-A SUBI Asset; (iii) an appropriate or applicable SUBI Collection Account shall be deemed to refer more specifically to the 1997-A SUBI Collection Account; (iv) an appropriate or applicable SUBI Lease Account shall be deemed to refer more specifically to a 1997-A SUBI Lease Account; (v) a SUBI Portfolio shall be deemed to refer more specifically to the 1997-A SUBI Portfolio; (vi) a SUBI Supplement shall be deemed to refer more specifically to this Supplement; and (vii) a SUBI Servicing Agreement Supplement shall be deemed to refer more specifically to the Servicing Supplement.

                          [SIGNATURES ON NEXT PAGE]

                 IN WITNESS WHEREOF, the Grantor, the Trustee, and (solely for the limited purposes set forth in Sections 5.03(e), 6.10 and 9.03 of the Trust Agreement) First Bank, have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.

                                          AUTO LEASE FINANCE, L.P., Grantor
                                          and Beneficiary

                                          By: AUTO LEASE FINANCE, INC., its
                                              general partner


                                          By:
                                             -----------------------------------
                                             A. Tucker Allen
                                             Treasurer



                                          VT INC., as Trustee


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          FIRST BANK NATIONAL ASSOCIATION, as
                                          Trust Agent


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          WORLD OMNI LEASE SECURITIZATION L.P.,
                                          assignee of Beneficiary (solely to
                                          acknowledge the provisions hereof)

                                          By: WORLD OMNI LEASE SECURITIZATION,
                                          INC., its general partner


                                          By:
                                             -----------------------------------
                                             A. Tucker Allen
                                             Treasurer

STATE OF                          )
         ----------
                                  )

COUNTY OF                         )
         ----------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that A. Tucker Allen, whose name as Treasurer of Auto Lease Finance, Inc., a Delaware corporation, in its capacity as the general partner of Auto Lease Finance, L.P., a Delaware limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as general partner as aforesaid.

         Given under my hand and official seal, this the ___ day of __________, 1997.



                                              ----------------------------------
(SEAL)                                        NOTARY PUBLIC

                                              My Commission Expires:

----------

STATE OF                          )
         --------
                                  )

COUNTY OF                         )
          --------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that _________________________, whose name as _________________________ of VT Inc., an Alabama corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this the ___ day of ___________, 1997.



                                              ----------------------------------
(SEAL)                                        NOTARY PUBLIC

                                              My Commission Expires:
-----------

STATE OF                          )
         ---------
                                  )

COUNTY OF                         )
          --------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that _________________________, whose name as _________________________ of First Bank National Association, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said national banking association.

         Given under my hand and official seal, this the ___ day of _________, 1997.



                                              ----------------------------------
(SEAL)                                        NOTARY PUBLIC

                                              My Commission Expires:

----------

STATE OF                          )
         ---------
                                  )

COUNTY OF                         )
          --------

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that A. Tucker Allen, whose name as Treasurer of World Omni Lease Securitization, Inc., a Delaware corporation, in its capacity as the general partner of World Omni Lease Securitization, L.P., a Delaware limited partnership, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that, being informed of the contents thereof, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as general partner as aforesaid.

         Given under my hand and official seal, this the ___ day of _________, 1997.



                                              ----------------------------------
(SEAL)                                        NOTARY PUBLIC

                                              My Commission Expires:

----------

                                                                       EXHIBIT A

                        SCHEDULE OF 1997-A LEASES AND
             1997-A LEASED VEHICLES AS OF THE INITIAL CUTOFF DATE



                 [Omitted. Copies on file with the Servicer, the Trustee and the Securitization Trustee.]

                                                                       EXHIBIT B


                       FORM OF 1997-A SUBI CERTIFICATES

                                WORLD OMNI LT

            SPECIAL UNIT OF BENEFICIAL INTEREST 1997-A CERTIFICATE

         evidencing a fractional undivided __% interest in all 1997-A SUBI Assets (as defined below).

         (This Certificate does not represent an obligation of, or an interest in, World Omni Financial Corp., Auto Lease Finance, Inc., Auto Lease Finance L.P. or any of their respective affiliates.)

Number 1997-A SUBI-__

         THIS CERTIFIES THAT __________________________________ is the
registered owner of a nonassessable, fully-paid, fractional undivided interest in the 1997-A SUBI Assets (such interest, a "1997-A SUBI Interest"), of World Omni LT, an Alabama business trust (the "Trust") formed by Auto Lease Finance L.P., a Delaware limited partnership, as grantor ("ALFI LP" or, in its capacity as grantor thereunder, and, together with any successor or assign, the "Grantor"), and VT Inc., an Alabama corporation, as trustee (the "Trustee"). The Trust was created pursuant to a Trust Agreement dated and effective as of November 1, 1993, as amended and restated pursuant to an Amended and Restated Trust Agreement dated and effective as of June 1, 1994, as further amended and restated pursuant to a Second Amended and Restated Trust Agreement dated and effective as of July 1, 1994, and as further amended by that certain Amendment No. 1 to Second Amended and Restated Trust Agreement dated as of November 1, 1994 (as so amended and restated, the "Trust Agreement"), among the Grantor, ALFI LP as the sole initial beneficiary (in such capacity, and, together with any successor or permitted assign, the "Beneficiary"), the Trustee, and, for certain limited purposes set forth therein, First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation) ("First Bank"), as supplemented by that certain 1997-A Supplement to Trust Agreement dated and effective as of April 1, 1997 among the Grantor, the Beneficiary, the Trustee, First Bank and World Omni Lease Securitization L.P (the "Transferor") (the Trust Agreement, as so supplemented, the "Agreement"). A summary of certain of the pertinent portions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms herein have the meanings set forth in the Agreement.

         This Certificate is one of the duly authorized certificates issued under the Agreement and designated as "World Omni LT Special Unit of Beneficial Interest 1997-A Certificates" (the "1997-A SUBI Certificates"). This 1997-A SUBI Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this 1997-A SUBI Certificate by virtue of the acceptance hereof assents and by which such holder is bound. Also to be issued under the Agreement are various other series of Certificates, the first designated as "World Omni LT Undivided Trust Interest Certificates" (the "Undivided Trust Interest Certificates"), and the others each designated as "World Omni LT Special Unit of Beneficial Interest __ Certificates" (together with the 1997-A SUBI Certificates, the "SUBI Certificates" and, together with the Undivided Trust Interest Certificates, the "Certificates"). The Undivided Trust Interest Certificates, taken together, evidence an exclusive, undivided interest in the Trust Assets, other than SUBI Assets (each as defined below); each other series of SUBI Certificates, taken together, will evidence an exclusive undivided interest in a separate SUBI Portfolio (as defined below) other than the 1997-A SUBI Portfolio.

         The property of the Trust includes, or will include, among other things: cash capital; certain fixed rate retail closed-end lease contracts (the "Leases") of automobile and light-duty trucks (the "Leased Vehicles") originated on or after November 1, 1993 by vehicle dealers ("Dealers") located within the United States (to the extent permitted by law applicable to the Trustee or otherwise) pursuant to dealer agreements entered into with the initial Grantor's parent company, World Omni Financial Corp. ("WOFCO") (or, in certain circumstances, by dealers or other Persons unaffiliated with WOFCO), and the proceeds thereof; the Leased Vehicles and the proceeds thereof, including the residual values thereof and the titles thereto; the right to proceeds of any Dealer repurchase obligations relating to any Lease or Leased Vehicle; and certain insurance policies or proceeds therefrom covering any Lease, Leased Vehicles or a lessee under a Lease (such assets, together with any other assets of the Trust, the "Trust Assets"). The Agreement provides that, from time to time, certain of the Trust Assets will be identified and allocated on the records of the Trust into one or more separate portfolios of Trust Assets (such assets, "SUBI Assets" and each such portfolio, a "SUBI Portfolio"). The beneficial interest in each such SUBI Portfolio will constitute a separate "special unit of beneficial interest" ("SUBI") in the Trust. Pursuant to the 1997-A SUBI Supplement, various SUBI Assets (the "1997-A SUBI Assets") were identified and allocated on the records of the Trust into a separate SUBI Portfolio (the "1997-A SUBI Portfolio"), and the beneficial interest in the 1997-A SUBI Portfolio was designated as a separate SUBI known as the "1997-A SUBI". The rights of the holder of this Certificate to certain of the proceeds of the

1997-A SUBI Assets are and will be further set forth in the Agreement.

         The Certificates do not represent an obligation of, or an interest in, the Grantor, WOFCO or any of their respective Affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the Leases (and the related Obligors) and the Leased Vehicles allocated to the 1997-A SUBI Portfolio, all to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by the holder hereof upon request.

         By accepting this Certificate, the holder hereof and all owners of beneficial interests herein waives any claim to any proceeds or assets of the Trustee and to all of the Trust Assets other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997- A SUBI Assets.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto with respect to the 1997-A SUBI Assets, the 1997-A SUBI Portfolio and the 1997-A SUBI and the rights of holders of 1997-A SUBI Certificates at any time by the Beneficiary and the Trustee, only with the consent of First Bank, as Trustee (the "Securitization Trustee") under that certain Securitization Trust Agreement dated as of March 1, 1997 (the "Securitization Trust Agreement"), between the Transferor and the Securitization Trustee. The Securitization Trust Agreement further provides that, in certain limited circumstances, such consent may be given only with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest (as all such terms are defined in the Securitization Trust Agreement), voting together as a single class. If approval of any holder of this Certificate is required, any such consent shall be conclusive and binding on such holder and on all future holders hereof and of any Certificate issued upon the permitted transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement, this Certificate and the underlying interests represented hereby may not be transferred or assigned, and any such purported transfer or assignment shall be null, void, and of no effect, except in connection with an absolute assignment or the grant of a security interest pledge by the Transferor in connection with [(I)] a sale by the Beneficiary to the Transferor[, OR (II) A SECURITIZED FINANCING]. [NOTE: BRACKETED LANGUAGE ONLY IN 99.8% 1997-A SUBI

CERTIFICATE.] Such a transfer of this Certificate is registrable upon surrender of this Certificate for registration of transfer at the corporate trust office of the Trustee (or the Trust Agent, if applicable) or by any successor Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new 1997-A SUBI Certificates of a like aggregate fractional undivided interest will be issued to the designated permitted transferee.

         Prior to due presentation of this Certificate for registration of a permitted transfer, the Trustee, the certificate registrar and any of their respective agents may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and, except as provided for in the Agreement, neither the Trustee, the certificate registrar nor any such agent shall be affected by any notice to the contrary.

         Unless this Certificate shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this 1997-A SUBI Certificate to be duly executed.

Dated:                                     WORLD OMNI LT

                                           VT INC., as Trustee



(SEAL)                                     By:
                                              ----------------------------------
                                              Authorized Officer

ATTEST:



-------------------------

                                                                       EXHIBIT C


                            FORMS OF 1997-A LEASE

                                                                       EXHIBIT D


                         CREDIT AND COLLECTION POLICY





                                     D-1